Exhibit 4.1
Execution Version

TRICO SHIPPING AS
and
the Guarantors named herein

11⅞% SENIOR SECURED NOTES DUE 2014

SECOND SUPPLEMENTAL INDENTURE
DATED AS OF SEPTEMBER 21, 2010
TO INDENTURE DATED AS OF OCTOBER 30, 2009

DEUTSCHE BANK NATIONAL TRUST COMPANY
(as successor trustee to Wells Fargo Bank, N.A.),
As Trustee

     This SECOND SUPPLEMENTAL INDENTURE, dated as of September 21, 2010 is among Trico Shipping AS, a Norwegian limited company (the “Company”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”) and Deutsche Bank National Trust Company (as successor trustee to Wells Fargo Bank, N.A.), as Trustee.
RECITALS
     WHEREAS, the Company, the Guarantors and the Trustee entered into an Indenture, dated as of October 30, 2009 (as amended by the First Supplemental Indenture dated June 25, 2010 and as further amended or supplemented, the “Indenture”), pursuant to which the Company has issued $400,000,000 in principal amount of 11⅞% Senior Secured Notes due 2014 (the “Notes”);
     WHEREAS, Section 9.02 of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture with the consent of the Holders of all of the aggregate principal amount of the then outstanding Notes; and
     WHEREAS, pursuant to a consent solicitation effected by means of a Consent Solicitation Statement dated September 3, 2010, (the “Consent Solicitation”), the Holders of 100% of the aggregate principal amount of the outstanding Notes have validly consented to the adoption of the amendments set forth herein; and
     WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Company, of the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;
     NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:
ARTICLE 1
     Section 1.01 This Second Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.
     Section 1.02 This Second Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantors and the Trustee, provided that the amendments to the Indenture set forth herein shall not be operative until the Company notifies the Trustee that (i) it has deposited funds with Deutsche Bank National Trust Company in its capacity as the tabulation agent for the Consent Solicitation (the “Tabulation Agent”), sufficient in amount to pay the consent fee of $2.50 per $1,000 principal amount of Notes, the Holders of which delivered a duly executed consent (and have not revoked such consent) to the amendments contemplated hereby in accordance with the terms of the Consent Solicitation (the “Eligible Holders”), and (ii) the Company has obtained waivers or consents or amendments from the lenders under the Working Capital Facility Agreement such that the execution of this Second Supplemental Indenture and the entry by the Company into the Priority Credit Agreement shall not constitute a default thereunder, (iii) the closing date under the Priority Credit Agreement has occurred, and (iv) approval of the execution by Trico Marine Services, Inc, Trico Holdco LLC and Trico Marine Cayman, LP of the Second Supplemental Indenture, the proposed amendment to the Working Capital Facility Agreement and the related documents has been received from the United States Bankruptcy Court for the District of Delaware in the proceedings styled In re: Trico Marine Services, Inc., et al., No. 10-12653 (the “Preconditions,” and the date the Preconditions are satisfied being the “Effective Time”). The Company’s obligation to pay the consent fee is contingent upon the satisfaction of the other Preconditions. Subject to the foregoing, the consent fee, which is to be deposited by the Company with the Tabulation Agent in furtherance of clause (i) above, will be paid promptly to Eligible Holders following the Effective Time. Such payment will be made by the Tabulation Agent, subject to the receipt by the Tabulation Agent (A) from the Company of sufficient funds to make such payments and (B) from the Eligible Holders of requisite instructions to make the payment to such holders by check or wire transfer.
ARTICLE 2
     Section 2.01 Section 1.01 of the Indenture is hereby amended to include the following definitions in the correct alphabetical order:
““Additional Priority Indebtedness” means Indebtedness, including Indebtedness incurred pursuant to the Priority Credit Agreement, which, pursuant to the Collateral Agency and Intercreditor Agreement, is secured by a priority security interest in the Collateral.”
““Additional Priority Obligations” means (i) the principal of any loans constituting Additional Priority Indebtedness and (ii) all other Obligations relating thereto.”
““Second Supplemental Indenture” means the Second Supplemental Indenture, dated as of September 21, 2010, by and among the Company, the Guarantors and the Trustee.”
““Priority Credit Agreement” means the Priority Credit Agreement dated as of September 21, 2010 among the Company as Borrowers, the guarantors party thereto, Cantor Fitzgerald Securities as agent and the lenders party thereto as the same may be amended, restated, supplemented, renewed, refunded, replaced or refinanced from time to time and (to the extent not the Priority Credit Agreement dated as of September 21, 2010), specified to the Trustee as a “Priority Credit Agreement” in an Officer’s Certificate of the Company.”
     Section 2.02 The definition of “Collateral Agency and Intercreditor Agreement” in Section 1.01 of the Indenture is hereby amended by inserting the words “as the same may be amended, restated, supplemented, renewed or replaced from time to time” immediately before the period at the end thereof.
     Section 2.03 The definition of “Net Available Cash” in Section 1.01 of the Indenture is hereby amended by deleting the word “and” at the end of clause (iv), and inserting the words “and

(vi) amounts applied to repay Additional Priority Obligations” immediately before the period at the end thereof.
     Section 2.04 The definition of “Net Event of Loss Proceeds” in Section 1.01 of the Indenture is hereby amended by inserting “(i)” after the words “and payments made”, and inserting the words “ and (ii) to repay the Additional Priority Obligations” immediately before the period at the end thereof.
     Section 2.05 The definition of “Permitted Collateral Liens” in Section 1.01 of the Indenture is hereby amended by deleting the words “(21) and (22)” in clause (i) thereof and replacing them with the words “(21), (22) and (23)”.
     Section 2.06 The definition of “Permitted Liens” in Section 1.01 of the Indenture is hereby amended by deleting the word “and” at the end of clause (21), replacing the period at the end of clause (22) with a semi-colon followed by the word “and” and adding the following clause after clause (22) thereof:
“(23)	Liens securing Additional Priority Obligations in respect of Additional Priority Indebtedness incurred pursuant to clause (15) of Section 4.07, provided that any Liens securing Obligations in respect of any Indebtedness incurred to refinance, refund, defease, repay or replace any such Additional Priority Indebtedness shall be deemed to be incurred pursuant to this clause (23).”
     Section 2.07 The definition of “Secured Documents” in Section 1.01 of the Indenture is hereby amended and restated as follows:
““Secured Documents” means, collectively, (a) the Working Capital Facility Agreement, (b) all documentation evidencing Additional Priority Indebtedness (including the Priority Credit Agreement) and (c) this Indenture.”
     Section 2.08 The definition of “Secured Obligations” in Section 1.01 of the Indenture is hereby amended and restated as follows:
““Secured Obligations” means, collectively, (a) the Working Capital Facility Obligations, (b) the Additional Priority Obligations and (c) the Note Obligations.”
     Section 2.09 The definition of “Secured Parties” in Section 1.01 of the Indenture is hereby amended and restated as follows:
““Secured Parties” means, collectively, (a) the Collateral Agent, (b) the Working Capital Facility Agent and the Working Capital Facility Lenders under the Working Capital Facility Agreement, (c) the Trustee and the Holders of the Notes and (d) the lenders and agents relating to any Additional Priority Indebtedness (including the lenders and agent under the Priority Credit Agreement).”
     Section 2.10 The definition of “Series of Secured Obligations” in Section 1.01 of the Indenture is hereby amended and restated as follows:

““Series of Secured Obligations” means one of, (i) collectively, the Working Capital Facility Obligations, (ii) collectively, the Additional Priority Obligations and (c) collectively, the Note Obligations.”
     Section 2.11 The second paragraph of Section 4.07 of the Indenture is hereby amended by deleting the word “and” at the end of clause (13), replacing the period at the end of clause (14) with a semi-colon followed by the word “and” and inserting the following clause after clause (14) thereof:
“(15)	the incurrence by Holdings, the Company or any of their respective Restricted Subsidiaries of Additional Priority Indebtedness in an aggregate principal amount not to exceed $50.0 million at any one time outstanding, provided, that any Additional Priority Indebtedness in excess of $22.0 million in aggregate principal amount at any one time outstanding may only be incurred pursuant to this clause (15) to the extent the net proceeds thereof are used (i) to pay interest on the Notes due November 1, 2010 or (ii) to pay outstanding Working Capital Facility Obligations.”
     Section 2.12 Section 4.08 of the Indenture is hereby amended:
     (a) to delete clauses (1), (8) and (10) of the second paragraph thereof and replace each of the same with the words “[Intentionally Omitted]”;
     (b) to amend and restate clause (6) of the second paragraph thereof in its entirety to read as follows:
“(6) payments of cash to or on behalf of Trico Marine Cayman, Trico Holdco or the Parent that do not result in a default under the Priority Credit Agreement.”;
     (c) to delete the paragraph immediately following clause (10) of the second paragraph thereof;
     (d) to insert the following language at the end of Section 4.07:
     “Notwithstanding the foregoing (including the definitions used therein) Holdings and the Company shall not and shall cause their respective controlled Affiliates not to, directly or indirectly, make (i) any Restricted Payments (in cash or otherwise) to or on behalf of any of Trico Marine Cayman, Trico Holdco, the Parent or any of their respective Affiliates (other than Holdings, the Company and their respective Subsidiaries), except pursuant to clause (6) of the second paragraph of this Section 4.08, (ii) any payments (in cash or otherwise) in respect of any Indebtedness (including, without limitation, any Intercompany Debt) owed to or securities owned by, any of Trico Marine Cayman, Trico Holdco, the Parent or any of their respective Affiliates (other than Holdings, the Company and their respective Subsidiaries) or (iii) any Investments (in cash or otherwise) in any of Trico Marine Cayman, Trico Holdco, the Parent or any of their respective Affiliates (other than Holdings, the Company and their respective Subsidiaries)

     Section 2.13 Section 4.09 of the Indenture is hereby amended by inserting the word “and” at the end of clause (11), renumbering clause (12) as “(13)” and inserting a new clause (12) as follow :
“(15)	agreements relating to Additional Priority Indebtedness, including the Priority Credit Agreement; and”
     Section 2.14 Section 4.33 of the Indenture is hereby amended and restated in its entirety as follows:
     (a) Section 4.33.
(1) Minimum Cash
     During the Forbearance Period, commencing with the fiscal month ending October 31, 2010, the Company, the Subsidiary Guarantors and Holdings, on a consolidated basis, shall maintain as of the end of each fiscal month, cash and Cash Equivalents (in each case, free of Liens other than those in favor of the Collateral Agent) (“Liquidity”) of not less than $20 million; provided, however, that in lieu of the foregoing, solely for the months of February and March 2011, unless prior to the end of either such month the Company shall have received $12,870,000 or more of the anticipated refunds relating to the termination of the Existing Option Construction Contracts, Liquidity may be not less than $15 million. The Company shall deliver to the Trustee an Officer’s Certificate, in the form attached hereto as Exhibit C, and a detailed computation of its Liquidity no later than the 10th calendar day following the end of each fiscal month.
(2) Minimum Monthly EBITDA
     During the Forbearance Period, Holdings shall have Consolidated Cash Flow for the preceding twelve-month period (“LTM Consolidated Cash Flow”) measured as of the end of each fiscal month of Holdings of at least the required amount set forth in the following table for each applicable month ending set forth above such amount (in millions):

6/30/2010	9/30/2010	10/31/2010	11/30/2010	12/31/2010	1/31/2011	2/28/2011	3/31/2011	4/30/2011	5/31/2011	6/30/2011
$57.1	$45.9	$53.4	$58.5	$61.0	$65.3	$72.8	$69.9	$75.6	$76.9	$80.1
     Holdings shall deliver to the Trustee an Officer’s Certificate, in the form attached here to as Exhibit D, and a detailed computation of its LTM Consolidated Cash Flow no later than the 30th calendar day following the end of each applicable fiscal month for which a calculation is required. The Parent will treat the delivery to the Trustee of an Officer’s Certificate pursuant to Section 4.33 as a Form 8-K triggering event under Item 8.01 thereof and may, in lieu of filing the Officer’s Certificate on a Form 8-K, post such certificate on its website.

     Section 2.15 Section 6.01 of the Indenture is hereby amended to delete the word “or” at the end of clause (14), replace the period at the end of clause (15) with a semi-colon and adding the following clauses after clause (15) thereof:
“(16)	during the Forbearance Period, a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness (other than the Note Obligations) of Parent, Trico Marine Cayman or Trico Holdco (or any other direct or indirect parent of the Company, except for Holdings) that is secured by any Collateral, whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default results in the commencement of any foreclosure, forfeiture, surrender, seizure or other exercise of remedies (or any actions on the part of the Company or any of the Guarantors in lieu of such exercise of remedies) with respect to any Collateral that secures any Indebtedness (other than the Note Obligations) of Parent, Trico Marine Cayman or Trico Holdco (or any other direct or indirect parent of the Company, except for Holdings).”
     Section 2.16 The Trustee and Collateral Agent are authorized to enter into such other amendments to the Security Documents, the Intercompany Subordination Agreement and any other applicable documents as are necessary to permit the incurrence of the Additional Priority Indebtedness permitted by the Second Supplemental Indenture and such other changes to effectuate this Second Supplemental Indenture.
     Section 2.17 If, prior to the Effective Time, a Default or Event of Default has occurred under clause (4) of Section 6.01 of the Indenture with respect to any of the covenants contained in Section 4.33, then this supplemental indenture shall be deemed to (i) constitute a waiver of any such Defaults and Events of Default under the Indenture occurring prior to the Effective Time and (ii) rescind any acceleration of the Notes caused by or based on such Defaults or Events of Default, occurring prior to the Effective Time, and any acceleration or right to accelerate the Notes based on such Defaults and Events of Default occurring prior to the Effective Time shall be revoked and any such acceleration of the Notes shall be deemed rescinded. Such waiver and rescission will be effected pursuant to sections 6.02 and 6.04 of the Indenture, as applicable.
     Section 2.18 Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.
     Section 2.19 Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Second Supplemental Indenture. This Second Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee shall not be responsible for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the Company and the undersigned Guarantors.
     Section 2.20 THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     Section 2.21 The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.
[NEXT PAGE IS SIGNATURE PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first written above.

Trico Shipping AS
By:	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Managing Director

GUARANTORS Trico Marine Services Inc.
By:	/s/ Geoff Jones
	Name:	Geoff Jones
	Title:	Sr. Vice President

Trico Marine Cayman, L.P.
By:	Trico Holdco LLC, General Partner
By:	Trico Marine Services, Inc., its Sole Member

By:	/s/ Geoff Jones
	Name:	Geoff Jones
	Title:	Sr. Vice President

Trico Holdco LLC
By:	Trico Marine Services, Inc., its Sole Member

By:	/s/ Geoff Jones
	Name:	Geoff Jones
	Title:	Sr. Vice President

[Signature pages to the Second Supplemental Indenture]

Trico Supply AS
By:	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Managing Director

Trico Subsea Holding AS
By:	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Managing Director

DeepOcean Shipping III AS
By:	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Managing Director

DeepOcean Shipping II AS
By:	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Managing Director

Deep Ocean Shipping AS
By:	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Managing Director

DeepOcean AS
By:	/s/ Geoff Jones
	Name:	Geoff Jones
	Title:	Chairman

[Signature pages to the Second Supplemental Indenture]

Trico Supply (UK) Limited
By:	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Managing Director

Albyn Marine Limited
By:	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Managing Director

CTC Marine Projects Limited
By:	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Managing Director

DeepOcean Brasil Servicos Ltda.
By:	/s/ Tomás Salazar
	Name:	Tomás Salazar
	Title:	Manager

DeepOcean Maritime AS
By:	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Managing Director

DeepOcean Management AS
By:	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Managing Director

[Signature pages to the Second Supplemental Indenture]

DeepOcean De Mexico S. De R.L. De C.V.
By:	/s/ Geoff Jones
	Name:	Geoff Jones
	Title:	Manager

CTC Marine Norway AS
By:	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Managing Director

CTC Marine Projects (Guernsey) Limited
By:	/s/ Geoff Jones
	Name:	Geoff Jones
	Title:	Chairman

DeepOcean Subsea Services Limited
By:	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Managing Director

DeepOcean B.V.
By:	/s/ Mads Ragnar Bårdsen
	Name:	Mads Ragnar Bårdsen
	Title:	Director

DeepOcean UK Ltd.
By:	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Managing Director

[Signature pages to the Second Supplemental Indenture]

Servicios Profesionales De Apoyo Especializado, S. De R.L. De C.V.
By:	/s/ Geoff Jones
	Name:	Geoff Jones
	Title:	Manager

Servicios De Soporte Profesional Administrativo, S. De R.L. De C.V.
By:	/s/ Geoff Jones
	Name:	Geoff Jones
	Title:	Manager

Trico Subsea AS
By:	/ s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Managing Director

[Signature pages to the Second Supplemental Indenture]

Deutsche Bank National Trust Company, as Trustee
By:	/s/ George Kubin
	Name:	George Kubin
	Title:	Vice President

By:	/s/ Theresa Jacobson
	Name:	Theresa Jacobson
	Title:	Assistant Vice President

[Signature Page to Form of Supplemental Indenture]